EXHIBIT 99.1



CONTACTS:
Alan Black, Chief Financial Officer             Mike Musson, Investor Relations
Openwave Systems Inc.                           Openwave Systems Inc.
Tel: (650) 817-1447                             Tel:  (805) 882-2470 x289


       OPENWAVE REPORTS PRO FORMA PROFIT IN THE SECOND FISCAL QUARTER

             COMPANY EARNS $0.09 PER SHARE ON A PRO FORMA BASIS

 Quarterly Revenues Increase 36 Percent Sequentially; Outlook for Calendar
                Year 2001 Revenue Increased to $640 Million

REDWOOD CITY, CA. - JANUARY 22, 2001 - Openwave Systems Inc. (NASDAQ:
OPWV), the combination of Phone.com and Software.com, today announced record results for the second fiscal quarter ended December 31, 2000.

         Second fiscal quarter revenues increased approximately 36 percent to $109.7 million from $80.8 million in the first quarter of fiscal 2001, and 278 percent from $29.1 million in the same period a year earlier. Revenues for the six months ended December 31, 2000 increased 279 percent to $190.6 million from $50.3 million for the same period ending December 31, 1999.

         Pro forma earnings for the second fiscal quarter were $15.8 million, or $0.09 per diluted share, excluding merger and acquisition costs and stock-based compensation. The diluted earnings per share number is based on 180.6 million weighted average shares outstanding. During the second fiscal quarter, backlog increased by $43 million to over $325 million.

         As of December 31, 2000, the company had cash, cash equivalents and short-term investments of $435.2 million, excluding $20.7 million set aside as restricted cash, total assets of $2.0 billion and stockholders' equity of $1.8 billion.

         "We are very pleased to have achieved strong pro forma operating profitability ahead of schedule and to have reported solid sequential revenue growth in Openwave's first quarter as a merged entity," said Don Listwin, President and Chief Executive Officer. "The wireless Internet continues to come of age and its worldwide adoption is fueling Openwave's growth."

         Net loss for the second fiscal quarter including merger and acquisition costs and stock-based compensation was $228.6 million, or $1.38 loss per basic and diluted share, compared to a net loss of $168.0 million, or $1.04 loss per basic and diluted share, for the first quarter of fiscal 2001, and a net loss of $25.4 million, or $0.19 loss per basic and diluted share, for the second quarter in the prior fiscal year.

         The Company benefited from strong wireless subscriber additions throughout the second quarter, as consumers around the world signed up for mobile Internet services. Total active mobile subscribers using Openwave products grew by 5.2 million to over 12.1 million at the end of December 2000 from 6.9 million at the end of September 2000. This growth was evident in Japan as well as in the U.S., Korean and European markets.

         In the messaging business, licensed subscribers reached an industry leading 145.6 million seats, at the end of December, with activated seats at 95.9 million. Of significance, with its high availability and scalability, the Openwave messaging platform has been recognized as a critical technology for next generation carrier services. Of Openwave's communication service provider customers, 31 have each licensed over 1 million seats.

FINANCIAL OUTLOOK
The following statements are forward looking and actual results may differ materially due to factors noted below, among others.

         For calendar year 2001, Openwave's outlook is that quarterly revenues will grow at 10 to 20 percent sequentially, resulting in calendar year 2001 revenues of approximately $640 million and earnings per share of approximately $0.46, excluding merger and acquisition costs and stock-based compensation. This represents an increase of $60 million from our previously stated outlook for the calendar year, and 123 percent growth over the calendar year ended December 31, 2000. The Company's outlook is that gross profit will range between 76 to 78 percent for calendar year 2001.

         The Company's pro forma operating profit excluding merger and acquisition costs and stock-based compensation was 9 percent for the second fiscal quarter of 2001. This pro forma operating profit was significantly ahead of the Company's previous outlook, provided on November 20, 2000, that it would achieve breakeven by the end of the third fiscal quarter of 2001. The Company intends to improve its pro forma operating profit by approximately one percent per quarter through calendar year 2001, with a targeted pro forma operating profit of approximately 13 percent by the fourth calendar quarter of 2001.

Editors Note: Openwave Systems Inc. has scheduled a conference call for 5:00 p.m. EST today to discuss the results for the second fiscal quarter. Interested parties may access the conference call over Internet through the Company's website at or by telephone at 1-888-849-9214. A replay will be available for 48 hours following the conference call.


ABOUT OPENWAVE SYSTEMS INC. Openwave Systems, Inc. (Nasdaq: OPWV), the combination of Phone.com and Software.com, is the worldwide leader of open Internet-based communication infrastructure software and applications. Openwave is a global company headquartered in Redwood City, California. For more information, please visit www.openwave.com.

NOTE REGARDING FORWARD LOOKING STATEMENTS

This release contains forward-looking statements relating to expectations, plans or prospects for Openwave that are based upon the current expectations and beliefs of Openwave's management as of today only and are subject to certain risks and uncertainties, including economic and market variables. Based upon such factors among others, actual results could be above or below those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to realize our strategic objectives by taking advantage of market opportunities in the Americas, Europe, the Middle East, and Asia including Japan; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (c) risks specifically associated with the integration of the businesses of Phone.com and Software.com and the ability to achieve the expected benefits of the merger (including but not limited to those risks associated with the ability to (i) integrate effectively the two companies' product lines, technology, operations and personnel, (ii) take advantage of cross-selling opportunities and product and market synergies, (iii) retain key officers and employees, and (iv) effectively manage a larger more geographically dispersed organization); (d) risks associated with the development and licensing of software generally, including potential delays in software development and technical difficulties that may be encountered in the development or use of the Company's software; (e) the ability to manage the company's growth; (f) the ability to continue to obtain qualified, experienced employees; (g) the ability to successfully partner with other companies; (h) the ability to acquire additional companies and integrate such acquisitions; (i) competition and technological changes and developments; and (j) general risks of the Internet and wireless and wireline telecommunications sectors.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to Phone.com's and Software.com's respective Quarterly Reports on Form 10-Q for the quarter ended September 30, 2000, Phone.com's and Software.com's most recently filed Annual Reports on Form 10-K, and Phone.com's registration statement on Form S-4 as filed on October 10, 2000, and any subsequently filed reports. All documents also are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave's Web site at www.openwave.com.

Openwave makes the forward looking statements set forth in this release as of today and undertakes no obligation to update these statements. It is currently expected that the business outlook statements set forth above will not be updated until the release of Openwave's next quarterly earnings announcement. The Company reserves the right to update the outlook for any reason during the quarter, including the occurrence of material events.

                                   # # #


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                                                   OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

                                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

                                                    (In thousands, except per share data)

                                                                    THREE MONTHS ENDED                SIX MONTHS ENDED
                                                              DEC. 31,           DEC. 31,       DEC. 31,          DEC. 31,
                                                                2000               1999           2000              1999
                                                            --------------    -------------   --------------   ---------------
                                                            --------------    -------------   --------------   ---------------
 Revenues:
     License                                             $         79,960 $         17,347  $       137,061  $          29,480
     Maintenance and support services                              13,303            5,773           23,843             10,318
     Professional services                                         16,475            5,941           29,646             10,522
                                                            --------------    -------------   --------------   ---------------
                                                            --------------    -------------   --------------   ---------------

        Total revenues                                            109,738           29,061          190,550             50,320
                                                            --------------    -------------   --------------   ---------------
                                                            --------------    -------------   --------------   ---------------
Cost of revenues:
     License                                                        6,214              966           11,851              2,054
     Maintenance and support services                               7,070            3,624           13,377              5,861
     Professional services                                          9,023            3,349           17,024              6,116
                                                            --------------    -------------   --------------   ---------------
                                                            --------------    -------------   --------------   ---------------

        Total cost of revenues                                     22,307            7,939           42,252             14,031
                                                            --------------    -------------   --------------   ---------------
                                                            --------------    -------------   --------------   ---------------

        Gross profit                                               87,431           21,122          148,298             36,289
                                                            --------------    -------------   --------------   ---------------
                                                            --------------    -------------   --------------   ---------------
Operating expenses:
     Research and development                                      31,440           13,051           58,599             22,781
     Sales and marketing                                           33,413           12,820           66,993             23,792
     General and administrative                                    12,277            5,441           23,029              9,645
     Stock-based compensation - acquisition related                 1,143            1,633            3,581              2,111
     Stock-based compensation - other                                 419              230            2,655                152
     Amortization of goodwill and other intangibles               159,731           17,291          318,145             17,291
     Merger costs                                                  83,094               --           83,094                 --
                                                            --------------    -------------   --------------   ---------------
                                                            --------------    -------------   --------------   ---------------

        Total operating expenses                                  321,517           50,466          556,096             75,772
                                                            --------------    -------------   --------------   ---------------
                                                            --------------    -------------   --------------   ---------------

        Operating loss                                          (234,086)         (29,344)        (407,798)           (39,483)

Interest and other income, net                                      7,175            4,838           15,491              7,107
                                                            --------------    -------------   --------------   ---------------
                                                            --------------    -------------   --------------   ---------------

        Loss before income taxes                                (226,911)         (24,506)        (392,307)           (32,376)

Income taxes                                                        1,714              892            4,339                990
                                                            --------------    -------------   --------------   ---------------
                                                            --------------    -------------   --------------   ---------------

        Net loss                                         $      (228,625)   $     (25,398)  $     (396,646)  $        (33,366)
                                                            ==============    =============   ==============   ===============
                                                            ==============    =============   ==============   ===============

Basic and diluted net loss per share                     $         (1.38)   $       (0.19)  $        (2.42)  $          (0.26)
                                                            ==============    =============   ==============   ===============
                                                            ==============    =============   ==============   ===============

Shares used in computing basic and diluted net loss
    per share                                                     165,088          132,251          163,614            130,644
                                                            ==============    =============    =============   ===============

Pro forma net income (loss) per share
   excluding
   merger and acquisition costs and
     stock-based compensation                            $           0.09   $       (0.05)   $         0.06  $          (0.11)
                                                            ==============    =============    =============   ===============
                                                            ==============    ============    ==============   ===============
Shares used in computing pro forma basic and diluted
   net income (loss) per share                                    180,641         132,251           180,959           130,644
                                                            ==============    ============    ==============   ===============

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                                     OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

                                CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

                                                  (In thousands)


                                                                                DEC. 31,             JUNE 30,
ASSETS                                                                            2000                 2000
                                                                            ------------------   -----------------
                                                                            ------------------   -----------------

Current assets:
     Cash, cash equivalents and short-term investments                    $           435,229  $          523,007
     Accounts receivable, net                                                         114,449              77,385
     Prepaid expenses and other current assets                                         13,574              11,499
                                                                            ------------------   -----------------
                                                                            ------------------   -----------------

              Total current assets                                                    563,252             611,891

Property and equipment, net                                                            68,425              34,824
Restricted cash                                                                        20,700              20,700
Deposits and other assets                                                               7,157               5,880
Goodwill and other intangible assets                                                1,371,445           1,684,589
                                                                            ------------------   -----------------
                                                                            ------------------   -----------------

              TOTAL ASSETS                                                $         2,030,979  $        2,357,884
                                                                            ==================   =================
                                                                            ==================   =================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of equipment loans
        and capital lease obligations                                     $             2,929  $            3,367
     Accounts payable                                                                  10,614              14,176
     Accrued liabilities - acquisition related                                         39,400              20,788
     Accrued liabilities - other                                                       45,473              29,336
     Deferred revenue                                                                 109,177              97,863
                                                                            ------------------   -----------------
                                                                            ------------------   -----------------

              Total current liabilities                                               207,593             165,530

Equipment loans and capital lease obligations, less current portion                     1,971               3,319
                                                                            ------------------   -----------------
                                                                            ------------------   -----------------

              Total liabilities                                                       209,564             168,849

Total stockholders' equity                                                          1,821,415           2,189,035
                                                                            ------------------   -----------------
                                                                            ------------------   -----------------

              TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $         2,030,979  $        2,357,884
                                                                            ==================   =================

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 Openwave and the Openwave logo are trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

FOR MORE INFORMATION PLEASE CONTACT:

OPENWAVE SYSTEMS INC.
Mike Musson
Openwave Systems Inc.
+1 (805) 882-2470 x289
mike.musson@openwave.com